SUB-ITEM 77I

MFS Lifetime Income Fund, a series of MFS Series Trust XII (the "Trust"), established new classes of shares (Class 529A Shares, Class 529B Shares and Class 529C Shares) effective August 28, 2014, as described in the prospectus contained in Post-Effective Amendment No. 40 to the Registration Statement of the Trust (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2014, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.